EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
DRS Technologies, Inc.:

We consent to the use of our report dated May 17, 2001, with respect to the consolidated balance sheets of DRS Technologies, Inc. and subsidiaries as of March 31, 2001 and 2000 and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows and financial statement schedule for each of the years in the three-year period ended March 31, 2001, incorporated herein by reference.


                                                     /s/ KPMG LLP

Short Hills, New Jersey
March 4, 2002